EXHIBIT 32.1

                  Certifications of Principal Executive Officer



         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chief Operating Officer and Director of Island Pacific, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Registrant for the quarter ended June
30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  November 15, 2004                   /s/ Michael Tomczak
                                           ----------------------------------
                                           Michael Tomczak
                                           President, Chief Operating Officer
                                           and Director


                  Certifications of Principal Financial Officer

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Island Pacific, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Registrant for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  November 15, 2004                       /s/ Ran Furman
                                               --------------------------------
                                               Ran Furman
                                               Chief Financial Officer